                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): September 14, 1999

                               VISIO CORPORATION
   -------------------------------------------------------------------------
            (Exact name of Registrant as specified in its charter)

    Washington                   0-26772                   91-1448389
------------------               -------                   ----------
(State or other              (Commission File           (I.R.S. Employer
jurisdiction of                   Number)             Identification Number)
incorporation)

                              2211 Elliott Avenue
                          Seattle, Washington  98121
                 --------------------------------------------
                         (Address, including zip code,
                        of principal executive offices)


      Registrant's telephone number, including area code:  (206) 956-6000


                                      N/A
                 --------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

     On September 14, 1999, Visio Corporation, a Washington corporation (the "Company"), entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Microsoft Corporation, a Washington corporation ("Microsoft"), and MovieSub, Inc., a Washington corporation and a wholly owned subsidiary of Microsoft ("MovieSub"). Pursuant to the Merger Agreement, and subject to the conditions set forth therein (including approval of the Merger Agreement and the transactions contemplated thereby by the shareholders of the Company, receipt of required regulatory approvals and other customary closing conditions), MovieSub will be merged with and into the Company (the "Merger"). At the effective time of the Merger (the "Effective Time"), the separate existence of MovieSub will cease and the Company will continue as the surviving corporation.

     At the Effective Time, each share of common stock of the Company issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.450 (the "Exchange Ratio") shares of Microsoft common stock. In addition, Microsoft will assume all options outstanding under the Company's existing stock option plans, and each option will become exercisable for shares of Microsoft common stock with the number of shares subject to such options and the exercise price being adjusted to reflect the Exchange Ratio.

     The Merger is intended to be a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and is intended to be treated as a pooling-of-interests for financial accounting purposes, in accordance with generally accepted accounting principles.

     As a condition to Microsoft entering into the Merger Agreement, the Company also entered into a Stock Option Agreement, dated as of September 14, 1999, with Microsoft (the "Stock Option Agreement"), pursuant to which the Company agreed to grant to Microsoft an option to purchase up to 6,012,500 shares of Company common stock (representing approximately 19.9% of the currently outstanding shares of Company common stock) at a price of $42.78 per share, exercisable upon the occurrence of certain events related to termination of the Merger Agreement.

     Directors and officers of the Company holding approximately 14% of the outstanding Company common stock have agreed with Microsoft to vote in favor of the Merger.

     The foregoing description of the Merger Agreement and the Stock Option Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Stock Option Agreement, copies of which are attached hereto as Exhibits
2.1 and 2.2, respectively, and are incorporated by reference herein. A copy of the press release, dated September 15, 1999, issued by the Company and Microsoft, relating to the above-described transaction is attached hereto as
Exhibit 99.1 and is incorporated by reference herein.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.
          --------

          2.1 Agreement and Plan of Reorganization, dated as of September 14, 1999, among Microsoft Corporation, MovieSub, Inc. and Visio Corporation

          2.2 Stock Option Agreement, dated as of September 14, 1999, between Visio Corporation and Microsoft Corporation

          99.1  Text of press release dated September 15, 1999

                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  VISIO CORPORATION


DATE: September 15, 1999          By:    /s/    Jeremy A. Jaech
                                         -----------------------
                                         Name: Jeremy A. Jaech
                                         Title: President and Chief Executive
                                                Officer

                               INDEX TO EXHIBITS



Exhibit             Description
-------             -----------

2.1       Agreement and Plan of Reorganization, dated as of September 14,
               1999, among Microsoft Corporation, MovieSub, Inc. and Visio Corporation

2.2       Stock Option Agreement, dated as of September 14, 1999,
               between Visio Corporation and Microsoft Corporation

99.1      Text of press release dated September 15, 1999